#C12206-01        RESTATED ARTICLES OF INCORPORATION
DEC 20 2001             (PURSUANT TO NRS 78)
                           STATE OF NEVADA
                         SECRETARY OF STATE


(For filing office use)                        (For filing office use)
=======================================================================


                              ARTICLE 1
                               NAME

The name of the corporation is:  PINECREST VENTURES, INC.

                              ARTICLE 2
    NUMBER OF SHARES THE CORPORATION IS AUTHORIZED TO ISSUE

The aggregate number of shares that the Corporation will have authority to issue is Two Hundred Million (200,000,000) shares, of which One Hundred Million (100,000,000) shares will be common stock, with a par value of $0.001 per share, and One Hundred Million (100,000,000) shares will be preferred stock, with a par value of $0.001 per share.

The Preferred Stock may be divided into and issued in series. The Board of Directors of the Corporation is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation is authorized, within any limitations prescribed by law and this Article, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock including but not limited to the following:

(a) The rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b) Whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;


(c) The amount payable upon shares in the event of voluntary or involuntary liquidation;

(d) Sinking fund or other provisions, if any, for the redemption or purchase of shares;


(e) The terms and conditions on which shares may be converted, if the shares of any series are issued with privilege of conversion;

(f) Voting powers, if any, provided that if any of the Preferred Stock or series thereof shall have voting rights, such Preferred Stock or series shall vote only on a share for share basis with the Common Stock on any matter, including but not limited to the election of directors, for which such Preferred Stock or series has such rights; and

(g) Subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as the Board of Directors of the Corporation may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.


                              ARTICLE 3
                       PURPOSE OF CORPORATION

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under NRS78.


                              ARTICLE 4
                    ACQUISITION OF CONTROLLING INTEREST

The Corporation elects not to be governed by NRS 78.378 to 78.3793, inclusive.


                              ARTICLE 5
                   COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation elects not to be governed by NRS 78.411 to 78.444, inclusive.

                              ARTICLE 6
                           OTHER MATTERS

No other matters.

                              ARTICLE 7
             APPROVAL OF RESTATED ARTICLES BY SHAREHOLDERS

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment/restated articles is 100%.


                              ARTICLE 8
                           OFFICER'S  SIGNATURES




/s/ Elston Johnston                           /s/ Neil Huff
-----------------------------                -------------------------
Elston Johnston, President                   Neil Huff, Secretary




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FILED #C12206-01
DEC 20 2001

                   CERTIFICATE OF CHANGE OF RESIDENT AGENT
                     AND/OR LOCATION OF REGISTERED OFFICE
                              (Corporations only)

                           PINECREST  VENTURES,  INC.
                          --------------------------
                             Name of Corporation

The change(s) below is (are) effective upon the filing of this document with the Secretary of State.

Reason for Change:   [X]  Change of Resident Agent
                     [ ]  Change Location of Registered Office

The former resident agent and/or location of the registered office was:

Resident Agent:      THE CORPORATION TRUST COMPANY OF NEVADA
    Street No.:      6100 NEIL ROAD, SUITE 500
          City:      RENO, NEVADA  89511

The resident agent/or location of the registered office is changed to:

Resident Agent:      CANE & COMPANY, LLC
    Street No.:      2300 WEST SAHARA AVE., SUITE 500, BOX 18
          City:      LAS VEGAS, NEVADA 89102

NOTE:   For a corporation to file this certificate, the signature of one officer is required. The certificate does not need to be notarized.


                                     /s/ Elston Johnston    President
                                    ----------------------------------
                                    Signature/Title

Certificate of Acceptance of Appointment by Resident Agent:
Cane & Company, LLC, hereby accepts the appointment as Resident Agent for the above-named business entity.

/s/  Michael Cane                             12-20-01
---------------------------------             ---------
(Signature of Authorized Signatory            (Date)
of Resident Agent)

NOTE: The fee is $30.00 for filing either a certificate of change of location of the registered office or a new designation of resident agent.
File with the Secretary of State. Capital Complex. Carson City, Nevada,
89710